Exhibit 99.3

Appendix A Environmental Mitigation Projects

In compliance with, and in addition to, the provisions of Section VIII of this Consent Decree (Environmental Mitigation Projects), Westar shall comply with the provisions of this Appendix to ensure that the benefits of the $6 million in Project Dollars are achieved. Of such amount, at least $1 million in Project Dollars shall be spent on the Clean Diesel Retrofit Project and/or the Third-Party Wind Project.

I. Overall Environmental Mitigation Projects Schedule and Budget

A.	Except for the plan related to item V below, within one hundred twenty (120) days from entry of this Consent Decree, as further described below, Westar shall submit plans to EPA for review and approval, in consultation with KDHE, for spending $6 million in Project Dollars to implement the Projects specified in this Appendix in accordance with the deadlines established in this Appendix. Within thirty-six (36) months from entry of this Consent Decree, Westar shall submit plans to EPA for review and approval, in consultation with KDHE, related to item V. The purpose of the Environmental Mitigation Projects shall be to mitigate the effects of Westar’s actions in the period during which the allegations set forth in the EPA’s complaint transpired. As part of each plan submitted, Westar shall explain the manner in which the Project will mitigate the effect of its prior actions.

B.	Westar may, at its election, consolidate the plans established by this Appendix into a single plan.

C.	To coincide with the periodic reports to be submitted at the end of each calendar year pursuant to Paragraph 113 of the Consent Decree, beginning sixty days after the end of the 2010 calendar year, and continuing annually thereafter until completion of each Project (including any applicable periods of demonstration or testing), Westar shall provide EPA and KDHE with written reports detailing the progress of each Project, including an accounting of Project Dollars spent to date.

D.	As provided in Paragraph 104 of the Consent Decree, within sixty (60) days following the completion of each Project agreed to under this Consent Decree (including any applicable periods of demonstration or testing), Westar shall submit to the United States and KDHE a report that documents the date that the Project was completed, the results of implementing the Project, including the emission reductions or other environmental benefits achieved, and the Project Dollars expended by Westar in implementing the Project.

E.	Upon EPA’s approval of the plans proposed in this Appendix, Westar shall complete the Environmental Mitigation Projects according to the approved plans. Nothing in the Consent Decree or this Appendix shall be interpreted to prohibit Westar from completing the Environmental Mitigation Projects before the deadlines specified in the schedule of an approved plan.

II. Clean Diesel Retrofit Project

A.	Within one hundred twenty (120) days from entry of this Consent Decree, Westar shall submit a plan to EPA for review and approval, in consultation with KDHE, to retrofit in-service diesel engines with emission control equipment further described in this Section, designed to reduce emissions of particulates and/or ozone precursors and fund the operation and maintenance of the retrofit equipment for the time-period described below (the “Clean Diesel Project”). Eligible vehicles, engines and equipment must be owned or operated by or on behalf of a public entity. Preference shall be given to school buses. This Project shall include, where necessary, techniques, administration and infrastructure needed to support the Clean Diesel Project. Westar shall complete the retrofit projects required by this paragraph within two years of the date of EPA approval of the Clean Diesel Project plan. The parties may, by agreement, extend the deadline to complete these projects by up to one year.

B.	The plan shall also satisfy the following criteria:

1.	Involve vehicles based in and equipment located in Westar’s service territory.

2.	Provide for the retrofit of diesel engines with EPA verified emissions control technologies to achieve the greatest measurable mass reductions of particulates and/or ozone precursors for the fleet that participate(s) in this Project. Depending upon the particular EPA verified emissions control technology selected, the retrofit diesel engines must achieve emission reductions of particulates and/or ozone precursors by 30%-90%, as measured from the pre-retrofit emissions for the particular diesel engine.

3.	Describe the process Westar will use to determine the most appropriate emissions control technology for each diesel engine that will achieve the greatest mass reduction of particulates and/or ozone precursors. In making this determination, Westar must take into account the particular operating criteria required for the EPA verified emissions control technology to achieve the verified emissions reductions.

4.	Provide for the retrofit of diesel engines with either: (a) diesel particulate filters, (b) diesel oxidation catalysts and closed crankcase ventilation systems, or (c) EPA-verified idling reduction technologies; cleaner fuel use; EPA-verified aerodynamics technologies and low rolling resistance tires; and engine re-powering (i.e., replacing older engines with newer, cleaner engines).

5.	Describe the process Westar will use to notify fleet operators and owners that their fleet may be eligible to participate in the Clean Diesel Project and to solicit their interest in participating in the Project.

6.	Describe the process and criteria Westar will use to select the particular fleet to participate in this Project, consistent with the requirements of this Section.

7.	For each of the recipient fleet owners and operators describe the amount of Project Dollars that will cover the costs associated with: (a) purchasing the verified emissions control technology, (b) installation of the verified emissions control technology (including data logging), and (c) training costs associated with repair and maintenance of the verified emissions control technology (including technology cleaning and proper disposal of waste generated from cleaning). This Project shall not include costs for normal repair or operation of the retrofit diesel fleet.

8.	Describe the process Westar will use for determining which diesel engines in a particular fleet will be included in the Clean Diesel Project with the verified emissions control technology, consistent with the criteria specified in Section II.B.2 above.

9.	Ensure that recipient fleet owners and/or operators, or their funders, do not otherwise have a legal obligation to reduce emissions through the retrofit of diesel engines.

10.	For any outside party with whom Westar might contract to carry out this Project, establish minimum standards that include prior experience in a Clean Diesel Project and a record of prior ability to interest and organize fleets, and community groups to join a clean diesel program.

11.	Ensure that the recipient fleets comply with local, state, and federal requirements for the disposal of the waste generated from the verified emissions control technology.

12.	Include a schedule and budget for completing each portion of the Project.

C.	In addition to the information required to be included in the report pursuant to Section I.C above, Westar shall also describe the fleet owner/operator; where it implemented this Project; the particular types of verified emissions control technology (and the number of each type) that it installed pursuant to this Project; the type, year, and horsepower of each retrofit; an estimate of the number of citizens affected (if applicable) by this Project, and the basis for this estimate; and an estimate of the emission reductions for each Project or engine, as appropriate (using the manufacturer’s estimated reductions for the particular verified emissions control technology), including particulates, hydrocarbons, carbon monoxide, and nitrogen oxides.

D.	Upon EPA’s approval of the plan, Westar shall complete the Clean Diesel Project according to the approved plan and schedule.

III. Third-Party Wind Generation

Within one hundred twenty (120) days from entry of this Consent Decree, Westar shall submit a plan to EPA for review and approval, in consultation with KDHE, to install Third-Party Wind Generation. Third-Party Wind Generation shall be in addition to any existing renewable energy commitments. Upon approval of plan by the EPA, Westar shall complete the mitigation project according to the approved plan and schedule, but in no event later than five (5) years from the date of entry of this Consent Decree.

The plan shall also satisfy the following criteria:

1.	The selection of a person or entity who will own or operate the third party wind generation, including, without limitation, the person or entity who receives any electric power or financial benefit from the wind generation (“Project Recipient” or “Recipient”), shall be at Westar’s sole discretion, provided that: (a) the Project Recipient is a school or non-profit; (b) the Recipient is not an entity or person in which Westar or its subsidiaries or affiliates has a financial interest; (c) the site is in Kansas; and (d) the Recipient agrees to cooperate in Westar’s efforts to comply with this Consent Decree, including providing information to Westar so that it may be reported to the United States and allowing Westar the right to inspect the third party wind generation.

2.	A written, signed certification from the Project Recipient stating that Project Dollars will allow the installation of third party wind generation that would not otherwise have been installed at the site, although wind generation purchased with Project Dollars may be in addition to, and/or augment any existing wind generation at the site. The notification shall also identify the site where the third-party wind generation will be installed, the number of megawatts installed, the success of the Project in terms of megawatts per year produced, and the emissions reductions achieved through the use of the third-party wind generation.

3.	Wind generation shall be designed to provide electric power to the site and to provide any surplus electric power not needed by the project recipient(s) to the local electric grid.

4.	Upon completion of the Project, the Project Recipient shall have complete and sole ownership of the wind generation and Westar shall have no ownership or property interest in the wind generation, except that Westar shall inspect, at least once, the wind generation at the site following installation. Westar shall describe the results of that inspection in the report submitted to the United States pursuant to Paragraph 103 of the Consent Decree, specifically: (a) stating that Westar confirmed the installation of the wind generation; (b) reporting the megawatts (MW) of electric power provided by the wind generation; and (c) providing any other information necessary to demonstrate compliance with this Decree that was learned at the inspection.

5.	Include a budget and schedule for completing each portion of the Project, including operation and maintenance costs for up to ten (10) years following approval of the plan.

IV. Advanced Truck Stop Electrification Project

1.	Within one hundred twenty (120) days after entry of this Consent Decree, Westar shall submit a plan to the EPA for review and approval, in consultation with KDHE, for the completion of the installation of Advanced Truck Stop Electrification. Long-haul truck drivers typically idle their engines at night at rest areas to supply heat or cooling in their sleeper cab compartments, and to maintain vehicle battery charge while electrical appliances such as TVs, computers and microwaves are in use. Modifications to rest areas to provide parking spaces with electrical power, heat and air conditioning will allow truck drivers to turn their engines off. Truck driver utilization of the Advanced Truck Stop Electrification will result in reduced idling time and therefore reduced fuel usage, reduced emissions of PM, NOx, VOCs and toxics, and reduced noise. This Project shall include, where necessary, techniques and infrastructure needed to support such project.

2.	The proposed plan shall satisfy the following criteria:

a.	Describe how the work or project to be performed is consistent with requirements of Section I. above.

b.	Provide for the construction of Advanced Truck Stop Electrification stations with established technologies and equipment designed to reduce emissions of particulates and/or ozone precursors.

c.	Account for hardware procurement and installation costs at the recipient truck stops.

d.	Include a schedule for completing each portion of the project.

e.	Describe generally the expected environmental benefits of the project.

3.	Performance – Upon approval of the plan by EPA, Westar shall complete the mitigation project according to the approved plan and schedule, but in no event later than five (5) years from the date of entry of this Consent Decree.

V. Plug-in Hybrid Infrastructure

1.	Within thirty-six (36) months after entry of this Consent Decree, Westar shall submit a plan to EPA for review and approval, in consultation with KDHE, for either (a) completing the installation of Plug-in Hybrid Infrastructure or (b) spending the remaining Project Dollars on one or more of the other Projects specified in this Appendix.

2.	Battery powered and hybrid vehicles need Plug-in Infrastructure to recharge their batteries. Increased use of battery powered and hybrid vehicles results in reduced fuel usage, reduced emissions of PM, NOx, VOCs and toxics, and reduced noise. This Project shall include, where necessary, techniques and infrastructure needed to support such project.

3.	In the event Westar elects to install Plug-in Hybrid Infrastructure ,the proposed plan shall satisfy the following criteria:

a.	Describe how the work or project to be performed is consistent with requirements of Section I. above.

b.	Provide for the construction of Plug-in Hybrid Infrastructure with established technologies.

c.	Account for hardware procurement and installation costs at the recipient locations.

d.	Describe generally the expected environmental benefits of the project.

4.	In the event Westar elects to spend the remaining Project Dollars on other Projects specified in this Appendix, the proposed plan shall satisfy the requirements specified in this Appendix for those other Projects.

5.	Performance – Upon approval of the plan by EPA, Westar shall complete the mitigation project(s) according to the approved plan and schedule, but in no event later than six (6) years from the date of entry of this Consent Decree.

VI. Fleet Conversion

1.

Within one hundred twenty (120) days from entry of this Consent Decree, Westar shall submit a plan to EPA for review and approval, in consultation with KDHE, for undertaking a Fleet Conversion. Westar has a fleet of trucks, locomotives and heavy equipment powered by diesel engines, as well as a fleet of gasoline-powered motor vehicles. The retrofit of these diesel engines and the use of hybrid engine technologies in Defendants’ vehicles, such as diesel-electric engines, will improve fuel efficiency and reduce emissions of NOX, PM, VOCs, and other air pollutants.

2.	The proposed Fleet Conversion plan shall:

a.	Propose the replacement of conventional gasoline or diesel powered motor vehicles (such as bucket trucks) with Hybrid

Vehicles. For purposes of this subsection of this Appendix, “Hybrid Vehicle” means a vehicle that can generate and utilize electric power to reduce the vehicle’s consumption of fossil fuel. Any Hybrid Vehicle proposed for inclusion in the Hybrid Fleet Project shall meet all applicable engine standards, certifications, and/or verifications. Westar shall only receive credit toward Project Dollars for the incremental cost of Hybrid Vehicles as compared to the cost of a newly manufactured, similar motor vehicle.

b.	Propose the retrofit of existing diesel engines with EPA verified emissions control technologies to achieve the greatest measurable mass reductions of particulates and/or ozone precursors for Westar’s diesel fleet. Depending upon the particular EPA verified emissions control technology selected, the retrofit diesel engines must achieve emission reductions of particulates and/or ozone precursors by 30%-90%, as measured from the pre-retrofit emissions for the particular diesel vehicle.

c.	Describe the process Westar will use to determine the most appropriate emissions control technology for each diesel engine that will achieve the greatest mass reduction of particulates and/or ozone precursors. In making this determination, Westar must take into account the particular operating criteria required for the EPA verified emissions control technology to achieve the verified emissions reductions.

d.	Provide for the retrofit of diesel engines with either: (a) diesel particulate filters, (b) diesel oxidation catalysts and closed crankcase ventilation systems, or (c) other projects such as EPA-verified idling reduction technologies; cleaner fuel use; EPA-verified aerodynamics technology and low rolling resistance tire; vehicle replacement; or engine re-powering (i.e., replacing older engines with newer, cleaner engines), if approved by EPA.

e.	Prioritize the replacement of diesel-powered vehicles in Westar’s fleet.

f.	Provide a method to account for the costs of the Hybrid Vehicles, including the incremental costs of such vehicles as compared to conventional gasoline or diesel motor vehicles and potential savings associated with the replacement. Before Westar is required to submit a plan pursuant to Section III.D., EPA will provide guidance to Westar on estimating the savings associated with replacement of other vehicles with Hybrid Vehicles.

g.	Certify that Defendants will use the Hybrid Vehicles and other retrofit vehicles or equipment for their useful life (as defined in the proposed plan).

h.	Include a schedule for completing each portion of the Project.

3.	Performance – Upon approval of plan by the EPA, Westar shall complete the mitigation project according to the approved plan and schedule, but in no event later than five (5) years from the date of entry of this Consent Decree.